Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed statement of operations for the three months ended March 31, 2018 and for the years ended December 31, 2017, 2016, 2015 and the unaudited pro forma condensed balance sheet as of March 31, 2018, give effect to the disposition by Unimin Corporation (now known as Covia Holdings Corporation) (“Unimin” or the “Company”) of its global high purity quartz business (the “HPQ business”) to a wholly owned subsidiary of its parent company SCR-Sibelco NV (“Sibelco”). The summary unaudited pro forma condensed statements of operations is prepared as if such disposition occurred on January 1, 2015, and the summary unaudited pro forma condensed balance sheet is prepared as if such disposition occurred on March 31, 2018. The following unaudited pro forma condensed financial statements are based on the historical financial statements of Unimin and are intended to illustrate how the transaction might have affected the historical financial statements of Unimin if each had been consummated as of the dates indicated above and do not represent future market conditions. The unaudited pro forma condensed financial statements reflect preliminary estimates and assumptions based on information available at the time of preparation.

The unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually resulted had the transaction occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of the Company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-4 (File No. 333-224228). In addition, the unaudited pro forma condensed financial statements include adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented.

The unaudited pro forma condensed financial statements have been prepared solely to illustrate the effects of the disposition of the HPQ business in accordance with SEC rules regarding dispositions of assets. These pro forma condensed financial statements do not reflect the business combination transaction between Unimin and Fairmount Santrol Holdings Inc. and related refinancing transactions, which have been reflected in the pro forma financial statements contained in the Company’s Registration Statement on Form S-4 and which will be included in a subsequent Form 8-K/A to be filed by Unimin.

The following unaudited pro forma condensed financial statements should be read in conjunction with the consolidated financial statements, the accompanying notes and the related management discussion and analysis of financial condition and results of operations for the year ended December 31, 2017 contained in the Company’s Registration Statement on Form S-4.

Covia Holdings Corporation

Unaudited Pro Forma Condensed Balance Sheet

As of March 31, 2018

(in thousands, except per share data)

	Historical Unimin	HPQ Carveout (Note 1)	Unimin Pro Forma Total
ASSETS
Current assets:
Cash and cash equivalents	$284,274	$(31,000)	$253,274
Accounts receivable, net of allowance for doubtful accounts	274,542	(32,739)	241,803
Inventories, net	110,212	(26,199)	84,013
Other receivables	28,217	—	28,217
Prepaid expenses and other current assets	19,112	(934)	18,178

Total current assets	716,357	(90,872)	625,485
Noncurrent assets:
Property, plant and equipment, net	1,256,192	(93,829)	1,162,363
Intangible assets, net	26,483	(1,588)	24,895
Goodwill	53,512	—	53,512
Deferred tax assets, net	9,019	—	9,019
Other assets	2,730	—	2,730

Total noncurrent assets	1,347,936	(95,417)	1,252,519

Total assets	$2,064,293	$(186,289)	$1,878,004

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,954	$(5,163)	$82,791
Current portion of long-term debt	49,742	—	49,742
Accrued expenses and other current liabilities	77,129	(6,998)	70,131

Total current liabilities	214,825	(12,161)	202,664
Noncurrent liabilities:
Long-term debt	366,942	—	366,942
Employee benefit obligations	99,079	—	99,079
Deferred tax liabilities, net	72,219	(7,648)	64,571
Other noncurrent liabilities	30,437	(436)	30,001

Total noncurrent liabilities	568,677	(8,084)	560,593
EQUITY
Equity:
Unimin common stock, $1.00 par value, 2,000,000 shares authorized; 1,776,666 shares issued and 1,343,714 shares outstanding at March 31, 2018	1,777	—	1,777
Additional paid-in capital	43,941	258,000	301,941
Accumulated other comprehensive loss, net	(118,294)	—	(118,294)
Retained earnings	1,963,999	—	1,963,999
Treasury stock, 432,952 shares at March 31, 2018	(610,632)	(424,044)	(1,034,676)

Total equity	1,280,791	(166,044)	1,114,747

Total liabilities and shareholders’ equity	$2,064,293	$(186,289)	$1,878,004

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information

Covia Holdings Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Three Months Ended March 31, 2018

(in thousands, except per share data)

	Historical Unimin	HPQ Carveout (Note 1)	Unimin Pro Forma Total
Revenue	$414,607	$(44,786)	$369,821
Cost of goods sold (excludes depreciation, depletion and amortization)	288,565	(28,246)	260,319
Operating Expenses
Selling, general and administrative expenses	29,224	(4,000)	25,224
Depreciation, depletion and amortization expense	29,409	(2,278)	27,131
Other operating expense (income), net	(40)	40	—

Income from operations	67,449	(10,302)	57,147

Interest expense, net	5,191	—	5,191
Other expense, net	5,300	—	5,300

Total other expenses, net	10,491	—	10,491

Income before provision for income taxes	56,958	(10,302)	46,656
Income tax provision	11,416	(1,545)	9,871

Net income	$45,542	$(8,757)	$36,785

Earnings per share:
Basic and diluted	$33.89		$31.33
Weighted average shares outstanding:
Basic and diluted	1,344	(170)	1,174

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information

Covia Holdings Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2017

(in thousands, except per share data)

	Historical Unimin	HPQ Carveout (Note 1)	Unimin Pro Forma Total
Revenue	$1,444,487	$(149,375)	$1,295,112
Cost of goods sold (excludes depreciation, depletion and amortization)	1,032,957	(100,775)	932,182
Operating Expenses
Selling, general and administrative expenses	115,971	(14,519)	101,452
Depreciation, depletion and amortization expense	112,705	(11,145)	101,560
Other operating expense, net	2,948	155	3,103

Income from operations	179,906	(23,091)	156,815

Interest expense, net	14,653	—	14,653
Other expense, net	19,300	—	19,300

Total other expenses, net	33,953	—	33,953

Income before benefit for income taxes	145,953	(23,091)	122,862
Income tax benefit	(8,218)	(621)	(8,839)

Net income	$154,171	$(22,470)	$131,701

Earnings per share:
Basic and diluted	$114.71		$112.18
Weighted average shares outstanding:
Basic and diluted	1,344	(170)	1,174

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information

Covia Holdings Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except per share data)

	Historical Unimin	HPQ Carveout (Note 1)	Unimin Pro Forma Total
Revenue	$1,093,476	$(110,780)	$982,696
Cost of goods sold (excludes depreciation, depletion and amortization)	826,945	(72,480)	754,465
Operating Expenses
Selling, general and administrative expenses	112,715	(11,794)	100,921
Depreciation, depletion and amortization expense	116,259	(11,210)	105,049
Goodwill and other asset impairments	9,634	—	9,634
Other operating expense (income), net	8,471	(642)	7,829

Income from operations	19,452	(14,654)	4,798

Interest expense, net	23,999	—	23,999
Equity in (earnings) of affiliated companies	(1,022)	—	(1,022)
Other expense, net	12,923	—	12,923

Total other expenses, net	35,900	—	35,900

Loss before benefit for income taxes	(16,448)	(14,654)	(31,102)
Income tax benefit	(20,113)	(2,780)	(22,893)

Net income (loss)	$3,665	$(11,874)	$(8,209)

Earnings per share:
Basic and diluted	$2.73		$(6.99)
Weighted average shares outstanding:
Basic and diluted	1,344	(170)	1,174

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information

Covia Holdings Corporation

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share data)

	Historical Unimin	HPQ Carveout (Note 1)	Unimin Pro Forma Total
Revenue	$1,472,903	$(101,225)	$1,371,678
Cost of goods sold (excludes depreciation, depletion and amortization)	1,127,794	(61,900)	1,065,894
Operating Expenses
Selling, general and administrative expenses	118,514	(9,990)	108,524
Depreciation, depletion and amortization expense	126,294	(15,369)	110,925
Goodwill and other asset impairments	150,038	—	150,038
Other operating expense (income), net	27,131	(544)	26,587

Loss from operations	(76,868)	(13,422)	(90,290)

Interest expense, net	36,187	—	36,187
Equity in (earnings) of affiliated companies	(4,970)	—	(4,970)

Total other expenses, net	31,217	—	31,217

Loss before benefit for income taxes	(108,085)	(13,422)	(121,507)
Income tax benefit	(35,727)	(2,429)	(38,156)

Net loss	$(72,358)	$(10,993)	$(83,351)

Earnings per share:
Basic and diluted	$(53.84)		$(71.00)
Weighted average shares outstanding:
Basic and diluted	1,344	(170)	1,174

See accompanying notes to the Unaudited Pro Forma Condensed Financial Information

Covia Holdings Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Financial Information

(in thousands, except per share data)

Note 1. Description of the Disposition and Pro Forma Adjustments

HPQ Carveout

As contemplated by the Merger Agreement, dated as of December 11, 2017 (the “Merger Agreement”), among Unimin, Sibelco, Fairmount Santrol Holdings Inc., Bison Merger Sub, Inc. and Bison Merger Sub I, LLC, on May 31, 2018, Unimin contributed certain assets, including its global high purity quartz business, which consists of Unimin’s Electronics segment, to Sibelco North America, Inc. (“Sibelco North America”), in exchange for all of the stock of Sibelco North America and the assumption by Sibelco North America of certain liabilities related to the business being transferred. Prior to the consummation of the Merger, Unimin redeemed 169,550 shares of its common stock from Sibelco in exchange for 100% of the stock of Sibelco North America transferred by Unimin to Sibelco. Accordingly, the pro forma adjustments are being made to exclude the assets, liabilities, stockholder’s equity, revenue and net income of the HPQ business, which are not part of the Company following consummation of the transactions contemplated by the Merger Agreement.

The adjustment to eliminate the net assets sold to, and liabilities assumed by, Sibelco and to recognize the preliminary estimated gain was determined as follows:

Value of Unimin stock received	$424.0
Net Assets transferred	(166.0)

Estimated after-tax gain	$258.0

The transfer of the HPQ business to Sibelco is a tax-free spin-off and therefore, there will not be any tax expense on the gain for this transaction. Since the transaction is between entities under common control, the gain is reflected as an adjustment to additional paid in capital.

Note 2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed financial statements were prepared in accordance with Article 11 of Regulation S-X and are based on the audited historical financial information of Unimin. The audited historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statement of operations, expected to have a continuing impact on Unimin’s results.

The unaudited pro forma condensed financial information gives effect to the disposition to be accounted for in accordance with ASC 205, Presentation of Financial Statements, with the disposition treated as a discontinued operation, as if the disposition had been completed on January 1, 2015, for statement of operations purposes, and on March 31, 2018, for balance sheet purposes.